Exhibit 99.1

December 15, 2021

Reporters May Contact:

Kelly Polonus, Great Southern Bank, (417) 895-5242

kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. announces quarterly dividend of $0.36 per common share

SPRINGFIELD, Mo. – The Board of Directors of Great Southern Bancorp, Inc. (NASDAQ:GSBC), the holding company for Great Southern Bank, declared a $0.36 per common share dividend for the fourth quarter of the calendar year ending December 31, 2021.

The dividend will be payable on January 11, 2022, to shareholders of record on December 27, 2021. This dividend represents the 128th consecutive quarterly dividend paid by the Company to common shareholders.

With total assets of $5.5 billion, Great Southern offers a broad range of banking services to commercial and consumer customers. Headquartered in Springfield, Missouri, the Company operates 93 retail banking centers in Missouri, Iowa, Kansas, Minnesota, Arkansas and Nebraska, and commercial loan production offices in Atlanta, Chicago, Dallas, Denver, Omaha, Nebraska, and Tulsa, Oklahoma. Great Southern Bancorp is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select Market.

www.GreatSouthernBank.com